UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant	[	]

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[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement

[ X ]	Definitive Additional Materials

[	]	Soliciting Material Pursuant to §240.14a-12

DWS RREEF REAL ESTATE FUND II, INC.

(Name of Registrant as Specified In Its Charter)

 ______________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[	]	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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***YOUR VOTE IS IMPORTANT***

DWS RREEF REAL ESTATE FUND II, INC. (“SRO”)

345 Park Avenue

New York, NY 10154

November 25, 2009

Dear Stockholders of DWS RREEF Real Estate Fund II, Inc.:

Time is running short and the Annual Meeting is rapidly approaching. We hope you will take this chance to vote your shares of DWS RREEF Real Estate Fund II, Inc. (the “Fund”). The Annual Meeting of Stockholders is scheduled for December 7, 2009 and, according to our records, your vote has not yet been received. Your Board of Directors is asking you to use the enclosed proxy card to authorize your proxy “FOR” the election of Directors and the proposal to liquidate all of the assets of the Fund and dissolve the Fund pursuant to a Plan of Liquidation and Dissolution (the “Plan”). We hope you will take a moment to review these materials and to authorize your proxy in accordance with your Board of Directors’ recommendations.

After careful consideration of the present circumstances, a review of all alternatives and the recommendation of the Fund’s manager, your Board has determined that liquidation of the Fund now is in the best interests of stockholders, and the Board has unanimously approved the Plan.

Implementation of the Plan will allow you to:

-	Exit the Fund at net asset value upon liquidation

-	Eliminate the impact of any trading discount

-	Reinvest the proceeds in an investment of your own choosing

We urge you to support the liquidation by completing, signing and dating the enclosed proxy card and promptly mailing it in the enclosed postage-paid envelope. Voting now will allow the Fund to minimize the expense incurred with further reminder mailings and solicitations. Alternatively, you may vote by telephone or internet by following the instructions on the enclosed card. If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares (as it has in past annual meetings) in support of the Plan unless you complete, sign, date and return the proxy voting form it will send you. If you have already in support of the plan returned a proxy card or voted FOR the Plan in another manner, we thank you.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares you own, we urge you to authorize your proxy FOR the election of Directors and FOR the liquidation.

We thank you for your continued support.

Sincerely,

The Board of Directors of DWS RREEF Real Estate Fund II, Inc.

John W. Ballantine	William McClayton
Henry P. Becton, Jr.	Rebecca W. Rimel
Dawn-Marie Driscoll	Axel Schwarzer
Keith R. Fox	William N. Searcy, Jr.
Paul K. Freeman	Jean Gleason Stromberg
Kenneth C. Froewiss	Robert H. Wadsworth

Richard J. Herring

If you have questions or need assistance in voting your shares, please call:

Georgeson Inc.

199 Water Street, 26th Floor

New York, NY 10038

(800) 905-7281 (Toll Free)